                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               -----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    UNB CORP.
                              -------------------
             (Exact name of registrant as specified in its charter)

              Ohio                                         34-1442295
         ---------------                                -------------------
         (State or other                                (I.R.S. Employer
         jurisdiction of                                Identification No.)
         incorporation or
         organization)


     200 United Bank Plaza, 200 Market Avenue South, Canton, Ohio      44720
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                    (Zip Code)

                                    UNB Corp.
                             Employee Stock Purchase
                             Payroll Deduction Plan
                           --------------------------
                            (Full title of the Plan)

                                James J. Pennetti
                          Vice President and Treasurer
                                    UNB Corp.
                              200 United Bank Plaza
                             220 Market Avenue South
                               Canton, Ohio 44702
                               ------------------
                     (Name and address of agent for service)

                                 (330) 438-1202
--------------------------------------------------------------------------------
           Telephone number, including area code, of agent for service

                         Calculation of Registration Fee


---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
                                                        Proposed maximum           Proposed maximum
Title of securities          Amount to be               offering price per         aggregate offering         Amount of regis-
to be registered             registered                 share (a)                  price (a)                  tration fee
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------

Common Stock, no
par value . . . . .          100,000 shares             $15.09                     $1,509,000.00              $419.50

---------------------------- -------------------------- -------------------------- -------------------------- ----------------------

(a) Based on the average of the high and low sale prices of the shares on the Nasdaq National Market on October 12, 1999, and estimated solely for the purpose of calculating the registration fee under Rule 457(c).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------


                  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Annual Report on Form 10-K of UNB Corp. (the "Company") for the fiscal year ended December 31, 1998 filed pursuant to
                  Section 13(a) of the Securities Exchange Act of 1934.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A filed under the Securities Exchange act of 1934.

                  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

                  Ohio law provides that a director, officer or employee of a corporation may be indemnified against expenses, judgments, fines, amounts paid in settlement and other amounts actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceedings, including a proceeding by or on behalf of the corporation, in which such person is involved due to such person's position with the corporation. Such indemnification is subject to a determination that (i) such person acted in good faith and in a manner that such person believed to be in, or not opposed to, the best interests of the corporation, and (b) in the case of a proceeding brought by or in the right of the corporation, such person has not been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, and
(c) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful. The determination that indemnification is proper shall be made by a majority vote of a quorum of directors who were not parties to such proceedings, or if a quorum cannot be obtained or such a quorum directs, by a written opinion of independent counsel, by the shareholders, or by the court in which the proceeding is brought. The statute requires indemnification for expenses to the extent that a director, officer or employee is successful in defending against action, suit or proceeding. Expenses incurred in defending a threatened or pending




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


action, suit or proceedings may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that he is not entitled to indemnification.

                  Ohio law also authorizes corporations to provide forms of indemnification, including indemnification agreements and insurance, in addition to the type of indemnification set forth in the Ohio statute. Pursuant to this authority, the Company maintains insurance on behalf of its directors and officers.

Item 8.  Exhibits
         --------

         Exhibit No.                Description of Document
         -----------                -----------------------

            4.1 Amended Articles of Incorporation of the Registrant (filed as Exhibit 4(a) to the Registrant's Registration Statement in Form S-3 (Registration No. 33-27471) and incorporated herein by reference.)

            4.2 Code of Regulations of the Registrant (filed as Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-27471) and incorporated herein by reference.)

            4.3                     Employee Stock Purchase Payroll Deduction
                                    Plan

            5.1 Opinion of Black, McCuskey, Souers & Arbaugh as to the legality of the securities being registered

            23.1                    Consent of Crowe, Chizek and Company LLP

            23.2 Consent of Black, McCuskey, Souers & Arbaugh (included in their opinion filed as Exhibit 5.1)

Item 9.  Undertakings
         ------------

         The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental


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



                           change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i)and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES
                                   ----------

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Ohio on October 14, 1999.

UNB Corp.
(Registrant)


By: /s/ Roger L. Mann
    ------------------------
     Roger L. Mann
     President and Chief
     Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                                         Title                                        Date
      ---------                                         -----                                        ----

/s/ Roger L. Mann                                President and Chief                              10/14/99
--------------------------                       Executive Officer and                      -------------------
ROGER L. MANN                                    Director (Principal
                                                 Executive Officer)


/s/ James J. Penetti                             Vice President and                               10/14/99
--------------------------                       Treasurer (Principal                       -------------------
JAMES J. PENETTI                                 Financial and Accounting
                                                 Officer)


                                                 Chairman of the Board
--------------------------                                                                  -------------------
DONALD W. SCHNEIDER


/s/ E. Lang D'Atri                               Director                                         10/14/99
--------------------------                                                                  -------------------
E. LANG D'ATRI


                                                 Director
--------------------------                                                                  -------------------
LOUIS V. BOCKIUS, III

/s/ Robert J. Gasser                             Director                                         10/14/99
--------------------------                                                                  -------------------
ROBERT J. GASSER


/s/ Nan Johnston                                 Director                                         10/14/99
--------------------------                                                                  -------------------
NAN JOHNSTON


                                                 Director
--------------------------                                                                  -------------------
EDGAR W. JONES, JR.



/s/ Harold M. Kolenbrander                       Director                                         10/14/99
--------------------------                                                                  -------------------
HAROLD M. KOLENBRANDER



/s/ Russell M. Maier                             Director                                          10/14/99
--------------------------                                                                  -------------------
RUSSELL M. MAIER


/s/ Robert L. Mang                               Director                                          10/14/99
--------------------------                                                                  -------------------
ROBERT L. MANG


                                                 Director
--------------------------                                                                  -------------------
JAMES H. O'DONNELL


/s/ E. Scott Robertson                           Director                                          10/14/99
--------------------------                                                                  -------------------
E. SCOTT ROBERTSON


/s/ Marc L. Schneider                            Director                                          10/14/99
--------------------------                                                                  -------------------
MARC L. SCHNEIDER


/s/ Abner A. Yoder                               Director                                          10/14/99
--------------------------                                                                  -------------------
ABNER A. YODER




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


                                  EXHIBIT INDEX
                                  -------------

      Exhibit No.                  Description of Document                         Located in
      -----------                  -----------------------                        Sequentially
                                                                                 Numbered Copy
                                                                                 -------------

          4.1              Amended Articles of Incorporation
                           of the Registrant (filed as Exhibit
                           4(a) to the Registrant's
                           Registration Statement in Form S-3
                           (Registration No. 33-27471) and
                           incorporated herein by reference.)


          4.2              Code of Regulations of the Registrant
                           (filed as Exhibit 4(b) to the
                           Registrant's Registration Statement
                           in Form S-3 (Registration No.
                           33-27471) and incorporated herein by
                           reference.)


          4.3              Employee Stock Purchase Payroll
                           Deduction Plan


          5.1              Opinion of Black, McCuskey, Souers
                           & Arbaugh as to the legality of
                           the securities being registered


        23.1               Consent of Crowe, Chizek and
                           Company LLP


        23.2               Consent of Black, McCuskey, Souers
                           & Arbaugh (included in their opinion
                           filed as Exhibit 5.1)



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